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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
RealNetworks, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-42579, 333-53127, 333-63333, 333-55342) on Form S-8 and (Nos. 333-96423,
333-35904, 333-44110, 333-55160) on Form S-3 of RealNetworks, Inc. and
subsidiaries, of our reports dated January 29, 2001, except as to Note 10 which is dated February 22, 2001, relating to the consolidated balance sheets of RealNetworks, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations and comprehensive income (loss), shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000 and the related consolidated financial statement schedule, which reports appear in the 2000 Annual report on Form 10-K of RealNetworks, Inc.


/s/ KPMG LLP

Seattle, Washington
March 27, 2001